Exhibit 99.1
3Q 2020 EARNINGS

Contact: Kara Cowie
Director of Corporate Communications
(816) 813-2350
kara.cowie@egov.com

NIC Reports Third Quarter 2020 Results

OLATHE, Kan. - October 28, 2020 - NIC Inc. (Nasdaq: EGOV), a leading digital government solutions and payments company, announced results for the third quarter of 2020 that ended September 30, 2020, as compared to the third quarter of 2019.
•Total revenues of $134.6 million, a 49% increase.
◦Total revenues reflect $24.8 million from TourHealth, the Company's new rapid COVID-19 testing solution with Impact Health and NEXT Marketing, which commenced in August 2020.
◦Total revenues reflect $7.6 million from pandemic unemployment services provided to the Commonwealth of Virginia.
•Operating income of $29.8 million, a 66% increase.
◦Operating income reflects a $4.9 million contribution from TourHealth.
◦Operating income reflects a $2.0 million contribution from pandemic unemployment services provided to the Commonwealth of Virginia.
•Net income of $25.1 million, a 73% increase.
•Diluted earnings per share of 37 cents, a 76% increase.
◦Diluted earnings per share reflects a 6-cent contribution from TourHealth.
◦Diluted earnings per share reflects a 2-cent contribution from pandemic unemployment services provided to the Commonwealth of Virginia.
◦Diluted earnings per share was positively impacted by approximately 4 cents due to the release of reserves for unrecognized income tax benefits resulting from statute of limitations expirations and other favorable tax adjustments upon filing the Company's 2019 return. Certain similar discrete tax items positively impacted diluted earnings per share by approximately 1 cent in the prior year.
•Adjusted EBITDA of $35.3 million, a 53% increase.
◦Adjusted EBITDA reflects a $4.9 million contribution from TourHealth.
◦Adjusted EBITDA reflects a $2.0 million contribution from pandemic unemployment services provided to the Commonwealth of Virginia.

Additional Financial Highlights:
•Same state revenues of $91.3 million, a 25% increase.

◦Same state transaction-based revenues from Interactive Government Services (IGS) increased 25%, driven by higher revenues from DMV-related services, such as auto registrations, tax-related services, and outdoor recreation services, among others.
◦Same state transaction-based revenues from Driver History Records (DHR) decreased 6%, driven by volume declines in several states primarily resulting from the COVID-19 pandemic.
◦Same state revenues from other services (development services & fixed fee management services) increased 225%, driven by revenues from pandemic unemployment services provided to the Commonwealth of Virginia, as described above.
◦Revenues from the Company's contract with the state of Illinois were excluded from same state revenues in the current quarter because it did not generate comparable revenues for two full comparable periods. Illinois will be included in the calculation of same state revenues beginning in the fourth quarter of 2020.
•Financial results from the Company’s Texas payment processing contract previously included in the State Enterprise category were included in the Software & Services category beginning in the first quarter of 2020. Financial results in the prior year were reclassified to match the current year presentation.
•Software & Services revenues of $43.1 million, a 152% increase, driven primarily by revenues from TourHealth, as described above.
•On October 26, 2020, the Company’s Board of Directors declared a regular quarterly cash dividend of 9 cents per share, payable to stockholders of record as of December 4, 2020. The dividend, which is expected to total approximately $6.1 million based on the current number of shares outstanding, will be paid on December 18, 2020 out of the Company’s available cash.

Operational Highlights:
As previously announced, following competitive bid processes, NIC was awarded new, multi-year contracts with the states of Florida and Iowa.

The state of Florida awarded the Company a contract to provide transaction-funded payment processing services for all state agencies. This contract also provides the ability for local governments in Florida to work with the Company for payment processing services. The contract has an initial term of five years, which may be extended by up to five additional years.

The state of Iowa awarded the Company a contract to provide enterprise digital government services to the state. The contract has an initial term of five years with five one-year renewal options.

In addition to these awards, several of the Company’s long-term government partners recently extended their relationships with the Company:

•Maryland extended its contract with the Company for six months.
•Wisconsin extended its contract with the Company for two years.
•The Company signed a new state enterprise contract with the state of Oklahoma. The contract has an initial term of one year with four one-year renewal options.

As previously announced, NIC joined forces with two market-leading firms, Impact Health and NEXT Marketing, to create TourHealth, a comprehensive and scalable rapid COVID-19 testing solution. During the third quarter of 2020, TourHealth provided testing services to the state of Florida, the Alabama Department of Corrections and the University of Mississippi and, in October 2020, TourHealth began providing testing services to the state of South Carolina. Additionally, TourHealth has been selected by the states of Utah, Nevada and Missouri as an approved COVID-19 testing vendor.

“The positive momentum we continue to experience in 2020 is a true testament to the dedication of our employees and government partners, who, despite the many challenges of this pandemic, continue to focus on delivering essential digital government services to communities across the country. We appreciate the confidence Florida and Iowa have placed in us to bring innovative digital government services and secure payment processing to their citizens,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “We are also very proud of the success of TourHealth and the critical access to COVID-19 tests this solution provides. This solution further demonstrates NIC’s ability to quickly respond to critical needs in times of crisis.”

COVID-19 and Updated Full-Year 2020 Outlook:

NIC continues to evaluate the impact the COVID-19 pandemic may have on its business for the remainder of the year. Based on this ongoing evaluation and taking into consideration recent revenue trends, including COVID-19 related contributions from TourHealth and Virginia pandemic unemployment services, the Company now expects to come in above the high end of its previously issued guidance for total revenues, which was $391.0 million, adjusted EBITDA, which was $93.0 million, and earnings per share, which was 81 cents.

Third Quarter Earnings Call and Webcast Details

On October 28, 2020, the Company will host a call to discuss its 2020 third quarter financial performance and fiscal outlook, and answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Wednesday, October 28, 2020 at 4:30 p.m. (EDT)

Call bridge: 1-334-777-6978 (local) or 1-800-367-2403 (tollfree)
Conference ID: 6173860
Call leaders: Harry Herington, Chief Executive Officer and Chairman of the Board

Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at https://www.egov.com/investor-relations.html

A replay of NIC’s third quarter earnings call will be available 24 hours following the call by visiting https://www.egov.com/investor-relations.html

About NIC
NIC (Nasdaq: EGOV) is a leading digital government solutions and payments company, serving more than 7,000 federal, state and local government agencies across the nation. With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government – providing valuable conveniences like applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office. In the COVID-19 era and beyond, NIC helps government agencies rapidly deliver new digital solutions to provide essential services to citizens and businesses alike. Having served the public sector for nearly 30 years, NIC continues to evolve with its federal, state and local government partners to deliver innovative and cost-effective digital government to constituents. Learn more at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. The Company believes the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate the Company's core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements often address the Company’s potential financial performance for the 2020 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, statements related to the ongoing effects the COVID-19 pandemic is expected to have on the Company's business and financial results, including statements relating to the duration, profitability and unsatisfied performance obligations of the Company's COVID-19 testing solution, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts – in whole or in part, and to sign contracts with new federal, state, and local government agencies, the impact of potential information technology, cybersecurity or data security breaches or incidents, the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses, and the effects the COVID-19 pandemic may have on continued demand for and profitability of the Company's services, including the Company's COVID-19 testing solution, as well as its government agency partners, its workforce and the broader economy. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled "Risk Factors" and "Cautions About Forward-Looking Statements" of the Company’s most recent Forms 10-K and subsequent reports filed with the SEC. These filings are available at the SEC's website at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
State enterprise revenues	$91,475	$73,257	$243,690	$217,981
Software & services revenues	43,115	17,128	75,608	49,151
Total revenues	134,590	90,385	319,298	267,132
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	53,807	43,821	145,954	130,881
Software & services cost of revenues, exclusive of depreciation & amortization	31,290	10,173	52,359	30,094
Selling & administrative	8,817	8,153	25,196	26,473
Enterprise technology & product support	7,342	6,743	21,797	19,933
Depreciation & amortization	3,528	3,524	10,483	9,075
Total operating expenses	104,784	72,414	255,789	216,456
Operating income	29,806	17,971	63,509	50,676
Other income:
Interest income	—	729	389	1,910
Income before income taxes	29,806	18,700	63,898	52,586
Income tax provision	4,715	4,190	13,148	12,113
Net income	$25,091	$14,510	$50,750	$40,473

Basic net income per share	$0.37	$0.21	$0.75	$0.60
Diluted net income per share	$0.37	$0.21	$0.75	$0.60
Weighted average shares outstanding:
Basic	67,025	66,960	67,004	66,858
Diluted	67,025	66,960	67,004	66,858

Key financial metrics:
Total revenue growth	49%	4%	20%	—%
Recurring revenues as a % of total revenues	74%	97%	86%	97%
State enterprise revenue growth	25%	(7)%	12%	(11)%
Same state revenue growth	25%	12%	12%	11%
Gross profit % - state enterprise	41%	40%	40%	40%
Software & services revenue growth	152%	111%	54%	146%
Gross profit % - software & services	27%	41%	31%	39%
Selling & administrative as a % of total revenues	7%	9%	8%	10%
Enterprise technology & product support as a % of total revenues	5%	7%	7%	7%
Operating income as a % of total revenues ("operating margin")	22%	20%	20%	19%
State enterprise revenue analysis:
IGS	$58,192	$46,480	$156,436	$136,826
DHR	21,716	23,076	65,172	70,158
Development services	10,329	2,463	18,369	7,284
Fixed-fee management services	1,238	1,238	3,713	3,713
Total state enterprise revenues	$91,475	$73,257	$243,690	$217,981

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$235,348	$214,380
Trade accounts receivable, net	139,044	85,399
Prepaid expenses & other current assets	18,649	12,944
Total current assets	393,041	312,723
Property and equipment, net	10,107	10,091
Right of use lease assets, net	11,293	10,778
Intangible assets, net	21,426	22,398
Goodwill	5,965	5,965
Other assets	1,608	404
Total assets	$443,440	$362,359

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$79,698	$63,685
Accrued expenses	53,525	25,940
Lease liabilities	4,110	3,776
Other current liabilities	11,998	7,191
Total current liabilities	149,331	100,592

Deferred income taxes, net	2,295	2,463
Lease liabilities	7,618	7,373
Other long-term liabilities	4,854	6,003
Total liabilities	164,098	116,431

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 67,026 and 66,968 shares issued and outstanding	7	7
Additional paid-in capital	127,358	123,208
Retained earnings	151,977	122,713
Total stockholders' equity	279,342	245,928
Total liabilities and stockholders' equity	$443,440	$362,359

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$50,750	$40,473
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	10,483	9,075
Stock-based compensation expense	5,056	5,227
Deferred income taxes	(285)	1,464
Provision for losses on accounts receivable	1,135	409
Changes in operating assets and liabilities:
Trade accounts receivable, net	(54,324)	(25,135)
Prepaid expenses & other current assets	(5,705)	761
Other assets	2,212	3,333
Accounts payable	16,013	24,700
Accrued expenses	27,585	1,554
Other current liabilities	3,977	2,052
Other long-term liabilities	(3,671)	(5,211)
Net cash provided by operating activities	53,226	58,702

Cash flows from investing activities:
Capital expenditures	(2,956)	(3,483)
Capitalized software development costs	(6,572)	(6,679)
Business combination	—	(10,000)
Asset acquisition	—	(3,486)
Net cash used in investing activities	(9,528)	(23,648)

Cash flows from financing activities:
Cash dividends on common stock	(18,299)	(16,234)
Proceeds from employee common stock purchases	1,509	1,443
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(1,996)	(2,686)
Repurchase of shares	(3,944)	—
Net cash used in financing activities	(22,730)	(17,477)

Net increase in cash	20,968	17,577
Cash, beginning of period	214,380	191,700
Cash, end of period	235,348	209,277

Other cash flow information:
Non-cash activities:
Contingent consideration - business combination	$—	$960
Cash payments:
Income taxes paid, net	$12,867	$12,283

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA	2020	2019	2020	2019
Net income	$25,091	$14,510	$50,750	$40,473
Add: Income tax expense	4,715	4,190	13,148	12,113
Less: Interest income	—	729	389	1,910
Operating income	29,806	17,971	63,509	50,676
Add: Depreciation & amortization expense	3,528	3,524	10,483	9,075
Add: Stock-based compensation expense, inclusive of executive severance (1)	1,998	1,524	5,056	5,227
Add: Executive severance payments (1)	—	—	—	1,526
Adjusted EBITDA	$35,332	$23,019	$79,048	$66,504

Total Revenues	$134,590	$90,385	$319,298	$267,132

Net income as a % of total revenues ("net profit margin")	19%	16%	16%	15%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	26%	25%	25%	25%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$409	$370	$1,167	$1,127
Software & services cost of revenues, exclusive of depreciation & amortization	46	19	115	75
Selling & administrative	1,329	951	3,185	3,523
Enterprise technology & product support	214	184	589	502
Total stock-based compensation expense	$1,998	$1,524	$5,056	$5,227

(1)Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the three months ended March 31, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.